UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2022 (January 3, 2022)

GLOBAL TECHNOLOGIES, LTD

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25668	86-0970492
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 1st Ave N., Suite 901

St. Petersburg, FL 44701

(Address of Principal Executive Office) (Zip Code)

(727) 482-1505

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	GTLL	OTC Markets “PINK”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Item 8.01 Other Events.

On January 3, 2022, the Company filed Articles of Conversion (the “Articles of Conversion”) with the State of Florida to convert its wholly owned subsidiary, Markets on Main, LLC (the “Subsidiary”), from a limited liability company to a Florida profit corporation. Simultaneous with the filing of the Articles of Conversion, the Company filed Articles of Incorporation for the Subsidiary.

The new name of the Subsidiary after filing the Articles of Conversion is Markets on Main, Inc. The filing of the Articles of Conversion is part of the Company’s announced plan to spin-off the Subsidiary to the Company’s shareholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Articles of Incorporation Markets on Main, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL TECHNOLOGIES, LTD

Date: January 5, 2022	By:	/s/ Jimmy W. Anderson
	Name:	Jimmy W. Anderson
	Title:	Chief Executive Officer